BofI Holding, Inc. Announces the Election of
Brandon Black to its Board of Directors

SAN DIEGO, CA - (BUSINESS WIRE - October 30, 2017) - BofI Holding, Inc. (the “Company”) (NASDAQ: BOFI), parent of BofI Federal Bank (the “Bank”), announced today the addition of a new member to the Board of Directors of the Company and the Bank (the "Boards"). James Brandon Black joins the Boards as an independent director effective October 26, 2017.
Mr. Black is currently an operating partner at Clover Crest Partners, a private investment group founded by experienced public and private company chief executive officers and operators to invest in service-based businesses located in the Western United States. In 2013, Mr. Black retired as the Chief Executive Officer and Director of Encore Capital Group, Inc. (NASDAQ: ECPG), one of the largest global companies in the credit management services industry. During his nine years as CEO, Mr. Black was instrumental in growing the business, expanding into new asset classes and geographies and making acquisitions that established Encore as the industry’s leading debt management and recovery solutions provider. Prior to Encore, Mr. Black worked for First Data Resources and Capital One Financial Corporation, where he led various operating units including credit, customer service, fraud and collections. Mr. Black earned a M.B.A. from the University of Richmond and a bachelor’s of business administration degree from The College of William and Mary. Most recently, he co-authored and published a book titled, “Ego Free Leadership: Ending the Unconscious Habits that Hijack Your Business.”
Paul Grinberg, Chairman of the Boards, stated, “I am excited to have someone with Brandon’s background and expertise join the Boards. His strong public company and financial services management experience will be a great asset in the continued growth of the Company and the Bank.”
Additional information about the election of Mr. Black is available on the Company’s current report on Form 8-K filed today with the Securities and Exchange Commission.

About BofI Holding, Inc.
BofI Holding, Inc. is the holding company for BofI Federal Bank, a nationwide bank that provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. With approximately $8.6 billion in assets, BofI Federal Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. BofI Holding, Inc.’s common stock is listed on the NASDAQ Global Select Market under the symbol “BOFI” and is a component of the Russell 2000® Index, the S&P SmallCap 600® Index, and the KBW Nasdaq Financial Technology Index. For more information on BofI Federal Bank, please visit bofifederalbank.com.

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to BofI's financial prospects and other projections of its performance and asset quality, BofI's ability to grow and increase its business, diversify its lending, and the anticipated timing and financial performance of new initiatives. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in BofI's periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and BofI undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Relations Contact:
Johnny Lai, CFA
VP, Corporate Development & Investor Relations
858-649-2218
jlai@bofifederalbank.com